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                                                                    EXHIBIT 99.5

              INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY
              TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                 FOR TENDER OF
                     10 1/8 SENIOR NOTES DUE 2007, SERIES A
                                IN EXCHANGE FOR
                    10 1/8% SENIOR NOTES DUE 2007, SERIES B
                                       OF

                               WALBRO CORPORATION

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated September 3, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") of Walbro Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 10 1/8% Senior Notes due 2007, Series A (the "Old Notes"), for new 10 1/8% Senior Notes due 2007, Series B (the "Exchange Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $______________________ of the 10 1/8% Senior Notes due 2007, Series A.

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         [ ] TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF THE OLD NOTES TO BE TENDERED, IF ANY): $______________

         [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE) __________________, (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, do not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or any Guarantor; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.
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           Check this box if the Beneficial Owner of the Old Notes is a
           Participating Broker-Dealer and such Participating Broker-Dealer acquired the Old Notes for its own account as a result of market-
    [ ] making activities or other trading activities. IF THIS BOX IS CHECKED, A COPY OF THESE INSTRUCTIONS MUST BE RECEIVED WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE BY WALBRO CORPORATION, ATTENTION ___________, FACSIMILE (___) _________.
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                                   SIGN HERE
Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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          Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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